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                                                                      EXHIBIT 11

                                THE BUCKLE, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
              (dollar amounts in thousands, except per share data)


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
                                               Thirteen Weeks Ended                           Thirteen Weeks Ended
                                                    May 5, 2001                                   April 29, 2000
                                      ---------------------------------------        ---------------------------------------
                                      Income         Shares        Per Share         Income          Shares       Per Share
                                                                    Amount                                          Amount
Basic EPS
  Net Income                          $  4,239         20,559         $ 0.21          $ 4,596         20,687        $  0.22

Effect of Dilutive Securities
  Stock Options                                           957                                            903
                                      --------------------------------------          -------------------------------------
Diluted EPS                           $  4,239         21,516         $ 0.20          $ 4,596         21,590         $ 0.21
                                      =========       ========        ======          ========        ======         ======

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